NEWS BULLETIN

For Further Information:

AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro Chairman & CEO (312) 346-8100	Leslie Loyet Analysts/Investors (312) 640-6672 lloyet@frbir.com	Tim Grace Media Inquires (312) 640-6667 tgrace@frbir.com

FOR IMMEDIATE RELEASE	NYSE: ORI
THURSDAY, OCTOBER 23, 2008

OLD REPUBLIC REPORTS THIRD QUARTER AND FIRST NINE MONTHS 2008 FINANCIAL RESULTS

CHICAGO - October 23, 2008 - Old Republic International Corporation (NYSE: ORI), today reported the following results for the third quarter and first nine months of 2008:

Financial Highlights
(unaudited; amounts in millions except per share data and percentages)

	Quarters Ended September 30,			Nine Months Ended September 30,
	2008	2007	Change	2008	2007	Change
Operating Revenues	$936.3	$1,025.9	-8.7%	$2,824.5	$3,015.7	-6.3%
Net Operating Income (Loss)	(45.3)	26.6	-270.0	(114.9)	238.9	-148.1
Net Income (Loss)	$(48.0)	$29.2	-264.1%	$(431.8)	$252.1	-271.2%
Diluted Earnings Per Share:
Net Operating Income (Loss)	$(0.20)	$0.11	-281.8%	$(0.50)	$1.02	-149.0%
Net Income (Loss)	$(0.21)	$0.12	-275.0%	$(1.87)	$1.08	-273.1%

Cash Dividends Per Share	$0.17	$0.16	6.3%	$0.50	$0.47	6.4%
Book Value Per Share				$16.96	$19.81	-14.4%

Old Republic’s consolidated operating results, which exclude net realized investment gains or losses, continued to decline in this year’s third quarter and first nine months.  The much reduced performance stemmed from significant weakness in the Company’s housing-related mortgage guaranty and title insurance lines in particular.  Management currently believes that the substantial dislocations that have enveloped all businesses with housing and mortgage-lending exposures are likely to exert negative pressures on earnings well into 2009.  These lowered expectations aside, the Company’s strong financial underpinnings and the overall earnings sustainability of its general insurance business should provide reasonable earnings support and capital management flexibility for the anticipated resumption of positive operating earnings trends in 2010 and beyond.

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The year-over-year decline in book value per share is mostly due to the shortfall in earnings, to cash outlays for regular dividends to shareholders, and to lower market valuations of fixed maturity and equity investments.

Consolidated Results – The major components of Old Republic’s consolidated results for the periods reported upon are shown below:

	Quarters Ended September 30,			Nine Months Ended September 30,
	2008	2007	Change	2008	2007	Change
Operating revenues:
General insurance	$565.7	$619.5	-8.7%	$1,708.7	$1,821.5	-6.2%
Mortgage guaranty	172.8	157.0	10.1	518.9	443.4	17.0
Title insurance	174.7	226.1	-22.8	521.2	679.9	-23.3
Corporate and other	23.0	23.1		75.6	70.7
Total	$936.3	$1,025.9	-8.7%	$2,824.5	$3,015.7	-6.3%
Pretax operating income (loss):
General insurance	$77.0	$112.7	-31.7%	$223.2	$324.5	-31.2%
Mortgage guaranty	(152.8)	(83.0)	-84.1	(415.9)	2.1	N/M
Title insurance	(9.7)	(3.3)	-191.9	(27.0)	1.0	N/M
Corporate and other	5.3	4.6		11.4	9.9
Sub-total	(80.1)	31.0	-357.8	(208.3)	337.6	-161.7
Realized investment gains (losses):
From sales	18.3	3.9		26.0	20.3
From impairments	(11.5)	-		(448.9)	-
Net realized investment gains (losses)	6.7	3.9		(422.8)	20.3
Consolidated pretax income (loss)	(73.4)	35.0	-309.3	(631.1)	357.9	-276.3
Income taxes (credits)	(25.3)	5.8	-537.0	(199.3)	105.7	-288.4
Net income (loss)	$(48.0)	$29.2	-264.1%	$(431.8)	$252.1	-271.2%
Consolidated underwriting ratio:
Benefits and claims ratio	81.8%	66.4%		80.1%	55.6%
Expense ratio	38.8	40.2		39.0	41.7
Composite ratio	120.6%	106.6%		119.1%	97.3%
Components of diluted earnings per share:
Net operating income (loss)	$(0.20)	$0.11	-281.8%	$(0.50)	$1.02	-149.0%
Net realized investment gains (losses)	(0.01)	0.01		(1.37)	0.06
Net income (loss)	$(0.21)	$0.12	-275.0%	$(1.87)	$1.08	-273.1%

Note: In this and all other tables and statements, dollar amounts are stated in millions, except per share data. N/M = not meaningful

The above table shows both operating and net income to highlight the effects of realized investment gain or loss recognition and any non-recurring items on period-to-period comparisons. Operating income, however, does not replace net income computed in accordance with Generally Accepted Accounting Principles (“GAAP”) as a measure of total profitability.

The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs for impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items which may emerge from time to time, can distort the comparability of the Company’s results from period to period. Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s basic business results.

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General Insurance Results – General insurance operating income for the first nine months of 2008 was affected mainly by moderately lower earned premiums and the higher claim ratios shown in the following table:

	General Insurance Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2008	2007	Change	2008	2007	Change
Net premiums earned	$500.3	$549.5	-8.9%	$1,507.4	$1,611.4	-6.5%
Net investment income	61.9	65.3	-5.2	189.1	192.8	-1.9
Pretax operating income	$77.0	$112.7	-31.7%	$223.2	$324.5	-31.2%

Claims ratio	72.5%	67.7%		72.8%	66.5%
Expense ratio	23.8	23.0		24.2	24.5
Composite ratio	96.3%	90.7%		97.0%	91.0%

Year-to-date earned premiums trended lower as a moderately declining rate environment for most commercial insurance prices in the past three years or so has hindered retention of some business and precluded meaningful additions to Old Republic’s premium base. For this year’s first nine months, the slightly lower top line was accompanied by the above noted rise in claim ratios; these compare to an average of 66.8 percent for the five most recent calendar years. This year’s higher claim ratio is attributable to the combination of greater loss costs for most insurance coverages and to the cumulative effect of softening premium rates. The higher loss costs were most accentuated for Old Republic’s consumer credit indemnity, commercial multi-peril, and general aviation coverages.

Underwriting and other expenses have remained under good overall control; the resulting expense ratios compare favorably year over year and with the average of 24.8 percent for the five years through 2007.

Mortgage Guaranty Results – Claim costs continued to rise due to higher mortgage loan delinquencies, and claim frequency and severity. These higher costs were offset to some extent by strong premium revenue gains during this year’s first half in particular. However, pretax operating results were unprofitable for the fifth consecutive quarter. Key indicators of this cyclical reversal in profitability for Old Republic’s second largest business segment are shown below and in the accompanying statistical exhibit.

	Mortgage Guaranty Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2008	2007	Change	2008	2007	Change
Net premiums earned	$148.4	$133.9	10.8%	$445.2	$377.0	18.1%
Net investment income	22.0	19.9	10.2	65.0	57.9	12.1
Pretax operating income (loss)	$(152.8)	$(83.0)	-84.1%	$(415.9)	$2.1	N/M

Claims ratio	203.1%	161.9%		192.3%	96.4%
Expense ratio	14.8	15.0		15.8	18.4
Composite ratio	217.9%	176.9%		208.1%	114.8%

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Mortgage guaranty premium growth in this year’s first nine months was mostly due to a 20.0 percent increase in traditional primary risk in force since September 2007. This increase stems from rising new insurance writings during the second half of 2007 and first half of 2008 as a result of greater market acceptance of traditional primary coverage and from higher business persistency (81.4 percent on an annualized basis as of September 2008 versus 76.6 percent through the same month end of 2007.)

The unprecedented cyclical downturn in housing and related mortgage finance industries contributed to the above noted offsetting impact of higher claim costs. Such costs reflect the combination of unfavorable loan default trends, greater claim severity caused by the larger insured loan values of recent years, and lessened opportunities to mitigate reported claims. Inflated inventories of unsold homes, weakening home values, and a more restrictive credit environment are main causes for the reduced mitigation opportunities, though greater numbers of submitted claims are being rescinded due to detected frauds and material deviations from required underwriting standards.

The disparity between paid and incurred loss ratios shown in the above table stems from much greater claim reserve provisions which accounted for 118.4 loss ratio points in this year’s third quarter, compared to 117.8 loss ratio points in the same quarter of 2007. For the first nine months, claim reserve provisions produced increases of 125.7 and 57.4 loss ratio points in 2008 and 2007, respectively. For all of 2007 reserve increases accounted for 76.3 points of that year’s loss ratio of 118.8 percent. As of September 30, 2008, net claim reserves of $1.20 billion were approximately 158.5 percent higher than they were twelve months earlier, and 86.7 percent greater than the amount posted at year end 2007.

The lower production and operating expense ratios for this year’s third quarter and first nine months continued to be a bright spot in operating trends as greater premium volume has not been accompanied by a corresponding increase in fixed operating costs. The beneficial effect of the relatively lower expense ratio, however, was fully offset by the more severe impact of the higher claim ratio.

In combination, the above-cited factors produced a continuing uptrend in the composite underwriting ratios. Underlining the extreme severity of the current cyclical downturn in the housing and mortgage lending fields, this year’s nine month composite ratio of  208.1 percent compares with an average of 74.0 percent registered during the five years ended December 31, 2007.

Underwriting results notwithstanding, Old Republic’s Mortgage Guaranty segment continued to post strong operating cash flows. These have been additive to a high quality and liquid invested asset base which reached $1.95 billion as of September 30, 2008, up 14.4% percent from the level registered one year earlier. The greater invested asset base was mainly responsible for the investment income growth posted in the periods reported upon.

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Title Insurance Results – Old Republic’s title insurance business registered an operating loss for each of this year’s quarters. Key operating performance indicators are shown in the following table:

	Title Insurance Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2008	2007	Change	2008	2007	Change
Net premiums and fees earned	$168.4	$219.1	-23.1%	$502.1	$658.7	-23.8%
Net investment income	6.2	6.7	-6.9	19.1	20.2	-5.8
Pretax operating income (loss)	$(9.7)	$(3.3)	-191.9%	$(27.0)	$1.0	N/M

Claims ratio	7.0%	6.8%		7.0%	6.4%
Expense ratio	102.2	97.5		102.0	96.3
Composite ratio	109.2%	104.3%		109.0%	102.7%

The ongoing cyclical downturn in the housing and related mortgage lending sectors of the U.S. economy also led to year-over-year reductions of premium and fee revenues for the Company’s Title segment. Direct production facilities in the Western United States continued to sustain the most significant bottom line adverse effects of this downturn. Claim ratios in 2008 have trended up slightly as they did for all of 2007. While overall 2008 production and operating expenses have dropped significantly, the decline continues to be insufficient to counter the much larger reduction in title premium and fees revenues.

Corporate and Other Operations – The Company’s small life and health insurance business and the net costs associated with the parent holding company and internal services subsidiaries produced net operating gains in this year’s first nine months.  Period-to-period earnings variations for these relatively minor elements of Old Republic’s operations usually stem from the volatility inherent to the small scale of its life and health business, fluctuations in the costs of external debt, and net interest on intra-system financing arrangements.

Cash, Invested Assets, and Shareholders’ Equity – The following table reflects Old Republic’s consolidated cash and invested assets as well as shareholders’ equity at the dates shown:

				% Change
	September 2008	December 2007	September 2007	Sept ‘08/ Dec ‘07	Sept ‘08/ Sept ‘07
Cash and invested assets - at fair value	$8,733.7	$8,924.0	$8,762.4	-2.1%	-0.3%
Cash and invested assets - at original cost	$9,143.3	$8,802.5	$8,604.4	3.9%	6.3%

Shareholders’ equity:
Total	$3,914.3	$4,541.6	$4,563.9	-13.8%	-14.2%
Per common share	$16.96	$19.71	$19.81	-14.0%	-14.4%

Composition of shareholders’ equity per share:
Equity before items below	$16.96	$19.31	$19.37	-12.2%	-12.4%
Unrealized investment gains or losses and other accumulated comprehensive income	-	0.40	0.44
Total	$16.96	$19.71	$19.81	-14.0%	-14.4%

Consolidated cash flow from operating activities amounted to $467.6 million for the first nine months of 2008 versus $642.7 million for the same period in 2007.

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The investment portfolio reflects a current allocation of approximately 85 percent to fixed-maturity securities and 6 percent to equities. As has been the case for many years, Old Republic’s invested assets are managed in consideration of enterprise-wide risk management objectives intended to assure solid funding of its subsidiaries’ long-term obligations to insurance policyholders and other beneficiaries, as well as evaluations of their long-term effect on stability of capital accounts.   The portfolio contains little or no insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations (“CDO’s”), derivatives, junk bonds, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging transactions or securities lending operations, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous counter-party risk attributes.

Substantially all changes in the shareholders’ equity account reflect the Company’s net income or loss, dividend payments to shareholders, and changes in market valuations of invested assets for the periods reported upon. A summary of all changes in book value per share follows:

	Shareholders’ Equity Per Share
	Quarter Ended September 30, 2008	Nine Months Ended September 30, 2008	Fiscal Twelve Months Ended September 30, 2008
Beginning book value per share	$17.59	$19.71	$19.81
Changes in shareholders’ equity for the periods:
Net operating income (loss)	(0.20)	(0.50)	(0.55)
Net realized investment gains (losses):
From sales	0.05	0.07	0.21
From impairments	(0.06)	(1.44)	(1.44)
Subtotal	(0.01)	(1.37)	(1.23)
Net unrealized investment gains (losses)	(0.25)	(0.37)	(0.48)
Total realized and unrealized investment gains (losses)	(0.26)	(1.74)	(1.71)
Cash dividends	(0.17)	(0.50)	(0.66)
Stock issuance, foreign exchange, and other transactions	-	(0.01)	0.07
Net change	(0.63)	(2.75)	(2.85)
Ending book value per share	$16.96	$16.96	$16.96

As indicated in the table below, Old Republic’s significant investments in the stocks of two leading publicly held mortgage guaranty businesses (MGIC Investment Corp. and The PMI Group) and that of a national title insurer (LandAmerica Financial Group) account for a substantial portion of the investment losses reflected in the preceding summary. Unrealized losses, including such losses as are categorized as other-than-temporarily impaired (“OTTI”) represent the net difference between the most recently established cost and the quarter-end market values of the investments. These three significant investments account for approximately 85 percent of the total net investment losses from impairments sustained by the Company in 2008. The aggregate cost, market value, and latest underlying equity values reported by the three investees, are shown below.

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		Values of Three Significant Investments
		As of
		September 30, 2008	June 30, 2008	December 31, 2007
Total value of the three investments:	Original cost	$512.9	$509.8	$435.7
	Impaired cost	132.0	128.9	N/A
	Market value	159.0	128.9	383.6
	Underlying equity(*)	$668.6	$680.7	$699.6

(*) Underlying equity based on latest reports (usually lagging by one quarter) issued by investees.

When making investment decisions, management considers the Company’s ability to retain its holdings for a period sufficient to recover their cost and to obtain a competitive long-term total return. It also considers such factors as balance sheet effects of potential changes in market valuations, asset-liability matching objectives, long term ability to hold securities, tax planning considerations, and the investees’ reported book values and ability to continue as going concerns.  The three above-noted holdings were acquired as passive long-term investment additions to two core segments of Old Republic’s business. In management’s judgment, the currently negative market valuations of companies operating in the housing and mortgage-lending sectors of the American economy have been impacted significantly by the cyclical macroeconomic conditions affecting these sectors and by the recently dysfunctional banking and mortgage lending industries.

For external GAAP reporting purposes, however, Old Republic uses a simplistic mark to market valuation process and relatively short time frames in making periodic OTTI adjustments in its income statement. In this context, absent issuer-specific circumstances that would result in a contrary conclusion, all unrealized investment losses pertaining to any equity security reflecting a 20% or greater decline for a six month period are included automatically in the determination of net income. Unrealized losses that are deemed temporary and all unrealized gains are recorded directly as a separate component of the shareholders’ equity account and in the consolidated statement of comprehensive income. As a result of accounting idiosyncrasies, however, OTTI losses recorded in the income statement of one period can not be offset in the income statement of a subsequent period by market value gains on the previously impaired securities unless the gains are realized through actual sales.  Such unrealized market value gains can only be recognized through direct credits in the shareholders’ equity account and the consolidated statement of comprehensive income.

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) today to discuss its third quarter 2008 performance and to review major operating trends and business developments. To access this call, please log on to www.oldrepublic.com 15 minutes before the call to download the necessary software.

Investors may access a replay of the call by dialing 888-203-1112, passcode 2045356, which will be available through October 30, 2008. The replay will also be available on Old Republic International’s website through November 24, 2008.

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About Old Republic
Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property & liability, mortgage guaranty, and title insurance fields. One of the nation’s 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $13.20 billion and shareholders’ equity of $3.91 billion or $16.96 per share. Its current stock market valuation is approximately $1.87 billion, or $8.12 per share.

The nature of Old Republic’s business requires that it be managed for the long run. For the 25 years ended in 2007, the Company’s total market return, with dividends reinvested, has grown at a compounded annual rate of 12.8 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 12.7 percent annual compound rate. During those years, Old Republic’s shareholders’ equity account, inclusive of cash dividends, has risen at an average annual rate of 13.5 percent per share, and the regular cash dividend has grown at a 10.2 percent annual compound rate. According to the most recent edition of Mergent’s Dividend Achievers, Old Republic is one of just 120 companies, out of 10,000-plus publicly held corporations, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:

•	Summary Financial Statements and Common Stock Statistics
•	Segmented Operating Summary
•	Segmented Operating Statistics
•	Notes and Safe Harbor Statement

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	Old Republic International Corporation Financial Summary (Unaudited)
		September 30,	December 31,	September 30,
	SUMMARY BALANCE SHEETS:	2008	2007	2007
	Assets:
	Cash and fixed maturity securities	$8,101.3	$7,900.3	$7,829.2
	Equity securities	484.1	842.1	760.9
	Other invested assets	148.2	181.6	172.3
	Cash and invested assets	8,733.7	8,924.0	8,762.4
	Accounts and premiums receivable	838.8	880.3	936.1
	Federal income tax recoverable: Current	9.5	6.2	-
	Reinsurance balances recoverable	2,434.4	2,259.3	2,249.9
	Prepaid federal income taxes	501.3	536.5	536.5
	Sundry assets	685.8	684.0	687.9
	Total	$13,203.8	$13,290.6	$13,173.1
	Liabilities and Shareholders’ Equity:
	Policy liabilities	$1,360.0	$1,372.4	$1,458.3
	Benefit and claim reserves	7,025.6	6,231.1	5,908.4
Federal income tax payable:	Current	-	-	9.7
	Deferred	118.7	417.7	462.7
	Debt	124.1	64.1	93.8
	Sundry liabilities	660.8	663.5	675.9
	Shareholders’ equity	3,914.3	4,541.6	4,563.9
	Total	$13,203.8	$13,290.6	$13,173.1

		Quarters Ended		Nine Months Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	September 30,		September 30,		September 30,
		2008	2007	2008	2007	2008	2007
	Net premiums and fees earned	$835.2	$921.1	$2,517.5	$2,704.2	$3,414.5	$3,543.2
	Net investment income	93.8	95.1	282.3	280.4	381.8	371.0
	Other income	7.2	9.6	24.6	31.1	32.9	37.9
	Net realized investment gains (losses)	6.7	3.9	(422.8)	20.3	(372.7)	21.3
	Total revenues	943.1	1,029.8	2,401.6	3,036.0	3,456.5	3,973.5
	Benefits and claims	683.2	611.8	2,017.1	1,503.2	2,680.1	1,901.5
	Sales and other expenses	333.3	382.9	1,015.6	1,174.8	1,387.1	1,561.3
	Total expenses	1,016.5	994.8	3,032.8	2,678.1	4,067.3	3,462.9
	Revenues, net of expenses	(73.4)	35.0	(631.1)	357.9	(610.7)	510.6
	Income taxes (credits)	(25.3)	5.8	(199.3)	105.7	(199.1)	153.8
	Net income (loss)	$(48.0)	$29.2	$(431.8)	$252.1	$(411.5)	$356.7

	COMMON STOCK STATISTICS (a):
Net income (loss):	Basic	$(.21)	$.13	$(1.87)	$1.09	$(1.78)	$1.55
	Diluted	$(.21)	$.12	$(1.87)	$1.08	$(1.78)	$1.52
	Components of earnings per share:
	Basic, net operating income (loss)	$(.20)	$.12	$(.50)	$1.03	$(.55)	$1.49
	Realized investment gains (losses)	(.01)	.01	(1.37)	.06	(1.23)	.06
	Basic net income (loss)	$(.21)	$.13	$(1.87)	$1.09	$(1.78)	$1.55
	Diluted, net operating income (loss)	$(.20)	$.11	$(.50)	$1.02	$(.55)	$1.46
	Realized investment gains (losses)	(.01)	.01	(1.37)	.06	(1.23)	.06
	Diluted net income (loss)	$(.21)	$.12	$(1.87)	$1.08	$(1.78)	$1.52
	Cash dividends on common stock	$.17	$.16	$.50	$.47	$.66	$.62
	Book value per share					$16.96	$19.81
	Common shares outstanding:
	Average basic	230,735,600	231,014,468	230,716,219	231,627,204	230,706,704	231,309,353
	Average diluted	230,735,600	232,298,642	230,716,219	233,448,109	230,872,666	233,310,027
	Actual, end of period					230,753,860	230,404,322

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$(48.0)	$29.2	$(431.8)	$252.1	$(411.5)	$356.7
	Post-tax unrealized gains (losses),
	net of realized gains (losses)	(56.8)	66.6	(85.2)	36.2	(109.0)	51.4
	Other adjustments	(2.7)	7.9	(7.2)	20.2	8.3	2.5
	Net adjustments	(59.6)	74.5	(92.5)	56.4	(100.6)	53.9
	Comprehensive income (loss)	$(107.6)	$103.8	$(524.3)	$308.6	$(512.2)	$410.7

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Old Republic International Corporation Segmented Operating Summary (Unaudited)

	Net							Pretax	Composite
	Premiums	Net				Sales &		Operating	Under-
	& Fees	Investment	Other	Operating	Benefits	Other	Total	Income	writing
	Earned	Income	Income	Revenues	& Claims	Expenses	Expenses	(Loss)	Ratios

Quarter Ended September 30, 2008

General	$500.3	$61.9	$3.3	$565.7	$363.0	$125.6	$488.6	$77.0	96.3%
Mortgage	148.4	22.0	2.4	172.8	301.3	24.3	325.7	(152.8)	217.9
Title	168.4	6.2	-	174.7	11.8	172.6	184.4	(9.7)	109.2
Other	18.0	3.6	1.3	23.0	6.9	10.7	17.7	5.3	-
Consolidated	$835.2	$93.8	$7.2	$936.3	$683.2	$333.3	$1,016.5	$(80.1)	120.6%

Quarter Ended September 30, 2007

General	$549.5	$65.3	$4.7	$619.5	$371.8	$134.9	$506.7	$112.7	90.7%
Mortgage	133.9	19.9	3.1	157.0	216.8	23.2	240.0	(83.0)	176.9
Title	219.1	6.7	.3	226.1	14.9	214.5	229.5	(3.3)	104.3
Other	18.6	3.0	1.4	23.1	8.2	10.2	18.4	4.6	-
Consolidated	$921.1	$95.1	$9.6	$1,025.9	$611.8	$382.9	$994.8	$31.0	106.6%

Nine Months Ended September 30, 2008

General	$1,507.4	$189.1	$12.1	$1,708.7	$1,097.0	$388.4	$1,485.4	$223.2	97.0%
Mortgage	445.2	65.0	8.7	518.9	855.9	78.9	934.9	(415.9)	208.1
Title	502.1	19.1	-	521.2	34.9	513.3	548.2	(27.0)	109.0
Other	62.7	9.0	3.8	75.6	29.2	34.9	64.2	11.4	-
Consolidated	$2,517.5	$282.3	$24.6	$2,824.5	$2,017.1	$1,015.6	$3,032.8	$(208.3)	119.1%

Nine Months Ended September 30, 2007

General	$1,611.4	$192.8	$17.2	$1,821.5	$1,072.2	$424.7	$1,497.0	$324.5	91.0%
Mortgage	377.0	57.9	8.4	443.4	363.3	77.9	441.2	2.1	114.8
Title	658.7	20.2	.9	679.9	42.1	636.7	678.9	1.0	102.7
Other	57.0	9.2	4.4	70.7	25.5	35.3	60.8	9.9	-
Consolidated	$2,704.2	$280.4	$31.1	$3,015.7	$1,503.2	$1,174.8	$2,678.1	$337.6	97.3%

Fiscal Twelve Months Ended September 30, 2008

General	$2,051.1	$257.1	$16.9	$2,325.1	$1,486.2	$522.1	$2,008.3	$316.7	96.4%
Mortgage	586.4	86.0	11.3	683.8	1,108.3	104.0	1,212.4	(528.5)	204.8
Title	694.1	26.1	(.4)	719.7	48.7	713.8	762.5	(42.7)	109.6
Other	82.7	12.5	5.1	100.5	36.7	47.1	83.8	16.6	-
Consolidated	$3,414.5	$381.8	$32.9	$3,829.3	$2,680.1	$1,387.1	$4,067.3	$(237.9)	117.8%

Fiscal Twelve Months Ended September 30, 2007

General	$2,087.8	$252.6	$20.1	$2,360.6	$1,387.8	$544.9	$1,932.7	$427.8	90.9%
Mortgage	491.3	76.9	10.7	579.0	424.7	105.6	530.4	48.5	105.8
Title	890.1	27.3	1.0	918.5	55.2	861.9	917.1	1.4	102.7
Other	73.9	14.0	5.9	93.9	33.7	48.8	82.6	11.3	-
Consolidated	$3,543.2	$371.0	$37.9	$3,952.1	$1,901.5	$1,561.3	$3,462.9	$489.2	96.1%

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Old Republic International Corporation
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Old Republic International Corporation Segmented Operating Statistics
	Quarters Ended		Nine Months Ended		Fiscal Twelve Months Ended
	September 30,		September 30,		September 30,
	2008	2007	2008	2007	2008	2007
General Insurance:
Benefits and claims ratio	72.5%	67.7%	72.8%	66.5%	72.5%	66.5%
Expense ratio	23.8	23.0	24.2	24.5	23.9	24.4
Composite ratio	96.3%	90.7%	97.0%	91.0%	96.4%	90.9%

Paid loss ratio	65.4%	56.2%	68.3%	54.5%	65.6%	53.4%	(b)

Mortgage Guaranty:
New insurance written:
Traditional Primary	$4,318.6	$9,398.8	$18,171.6	$21,174.3	$28,839.0	$25,446.7
Bulk	-	2,180.5	3.5	10,667.5	136.4	16,795.7
Other	383.6	197.1	1,096.2	443.9	1,553.9	507.5
Total	$4,702.2	$11,776.5	$19,271.4	$32,285.7	$30,529.4	$42,750.0

Risk in force:
Traditional Primary					$20,489.5	$17,070.6
Bulk					2,116.8	2,641.7
Other					458.8	507.3
Total					$23,065.2	$20,219.7
By loan type:
Traditional Primary:
Fixed rate					95.6%	93.6%
Adjustable rate					4.4%	6.4%
Bulk:
Fixed rate					73.6%	70.7%
Adjustable rate					26.4%	29.3%

Balance Sheet Leverage Ratios (c):
Risk to Capital					16.1:1	10.5:1
Total Financial Resources to Risk					11.2%	11.7%

Earned premiums:
Direct	$175.3	$157.4	$526.0	$444.2	$694.5	$579.3
Net	$148.4	$133.9	$445.2	$377.0	$586.4	$491.3

Persistency:
Traditional Primary					81.4%	76.6%
Bulk					86.3%	67.6%

Delinquency ratio:
Traditional Primary					8.36%	4.75%
Bulk					13.80%	4.84%

Claims ratio	203.1%	161.9%	192.3%	96.4%	189.0%	86.5%
Expense ratio	14.8	15.0	15.8	18.4	15.8	19.3
Composite ratio	217.9%	176.9%	208.1%	114.8%	204.8%	105.8%

Paid loss ratio	84.7%	44.1%	66.6%	39.0%	63.1%	38.5%

Title Insurance:
Direct orders opened	61,039	71,931	196,649	241,350	259,091	325,107
Direct orders closed	43,509	53,787	141,323	177,439	187,872	242,416

Reserves to paid losses ratio (d)					6.0:1	6.8:1

Claims ratio	7.0%	6.8%	7.0%	6.4%	7.0%	6.2%
Expense ratio	102.2	97.5	102.0	96.3	102.6	96.5
Composite ratio	109.2%	104.3%	109.0%	102.7%	109.6%	102.7%

Paid loss ratio	6.4%	5.8%	7.4%	7.0%	7.8%	6.5%

Consolidated:
Benefits and claims ratio	81.8%	66.4%	80.1%	55.6%	78.5%	53.7%
Expense ratio	38.8	40.2	39.0	41.7	39.3	42.4
Composite ratio	120.6%	106.6%	119.1%	97.3%	117.8%	96.1%

Paid loss ratio	56.6%	41.9%	55.5%	40.5%	53.0%	39.3%	(b)

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Old Republic International Corporation
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Notes to Accompanying Financial Summaries ($ in Millions, Except Share Data)
(a) All per share statistics herein have been adjusted to reflect all stock dividends or splits declared through September 30, 2008.
(b) Excludes the effect of a casualty book of business acquired in the final quarter of 2006.
(c)  The estimated Risk to Capital Ratio is equivalent to the Company’s adjusted net risk in force divided by its total statutory capital.  Statutory capital is the sum of reported policyholders’ surplus and the statutory contingency reserve, a required reserve intended to protect a mortgage guaranty insurer against excessive claim costs during times of severe economic stress.  Statutory capital does not include the claim reserves established to cover expected losses on known delinquencies.  Accordingly, the estimated risk to capital ratios as of September 30, 2008 and 2007, are inclusive of a credit for risk in force on reported delinquent loans due to the significant rise of claim provisions related to such loans.  The inclusion of these factors in estimated risk to capital ratio calculations at the end of each 2007 and 2008 quarterly period reduces such ratios by approximately 7 percent to 11 percent.
       The estimated Total Financial Resources to Risk Ratio relates all the resources available to the Company, including statutory capital, and claim and unearned premium reserves to adjusted net risk in force.  In management’s opinion, this ratio is conceptually similar to banking institutions’ capital to assets leverage ratio, whereby the non-balance sheet value of a mortgage guaranty insurer’s net risk in force is related to the total financial resources available to meet estimated losses from risk exposures.

(d)  The Title Reserves to Paid Losses Ratio represents average paid losses for the most recent five years divided into claim reserves at the end of any one year or interim period. The higher this ratio, the greater is a title insurer’s expected ability to meet obligations to its assureds.

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Old Republic International Corporation
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Safe Harbor Statement
Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company’s reports, press releases, and conference calls following earnings releases, can constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company’s future performance. With regard to Old Republic’s General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage Guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government-sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company’s widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company’s risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company’s 2007 Form 10-K annual report to the Securities and Exchange Commission, which Item is specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com